Exhibit 10.4

Exhibit A - Trust Agreement (Nonqualified Trust)

This Trust Agreement, dated as of the first day of November, 2023 (“Effective Date”), is between Walker & Dunlop, LLC, a Maryland limited liability company, having an office at 7272 Wisconsin Avenue, Suite 1300, Bethesda, MD 20814 (“Sponsor”), and Fidelity Management Trust Company, a Massachusetts trust company, having an office at 245 Summer Street, Boston, Massachusetts 02210 (“Trustee”).

1.Overview; Roles. Sponsor is the sponsor of the Walker & Dunlop, Inc. Deferred Compensation Plan ( the “Plan”). The term “Sponsor” shall also refer to any successor to all or substantially all of Sponsor’s businesses which, by agreement, operation of law or otherwise, assumes the responsibility of Sponsor hereunder.

By entering into this trust agreement, which includes any Schedules, Exhibits and Attachments hereto, as the same may be amended and in effect from time to time (the “Trust Agreement”), Sponsor wishes to establish an irrevocable trust (the “Trust”) and to contribute to the Trust assets that shall be held therein, subject to the claims of Sponsor's creditors in the event of Sponsor's Insolvency, until paid to Participants and their beneficiaries in such manner and at such times as specified in the Plan.

Sponsor intends to make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Plan.

Trustee is willing to (i) hold and invest the aforesaid assets in trust among several investment options selected by Sponsor, and (ii) perform the services described herein on the terms and conditions hereof.

The Parties intend that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of ERISA.

Sponsor also wishes to have an affiliate of Trustee perform certain ministerial recordkeeping and related functions with respect to the Plan pursuant to a separate Main Services Agreement (the “MSA”).

Each capitalized term in this Trust Agreement has the meaning ascribed to such term under the MSA unless specifically defined otherwise herein or in the event the context clearly indicates otherwise.

2.Trust.

a.Establishment. The Trust shall consist of (i) an initial contribution of money or other property acceptable to Trustee in its sole discretion made by Sponsor or transferred from a previous trustee, (ii) such additional sums of money as shall from time to time be delivered to Trustee, (iii) all investments made therewith and proceeds thereof, and (iv) all earnings and profits thereon, less payments made by Trustee as provided herein, without distinction between principal and income. Trustee accepts the Trust and shall be accountable for the assets received by it, subject to the terms and conditions of this Trust Agreement. The term “Trustee” shall also refer to any successor to all or substantially all of the Trustee’s trust business and any successor trustee appointed pursuant to the provisions of Resignation or Removal of Trustee.

b.Trust Assets. The principal of the Trust and any earnings thereon shall be held separate and apart from other funds of Sponsor and shall be used exclusively for the uses and purposes of Participants and general creditors as herein set forth. Participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan and this Trust Agreement shall be mere unsecured contractual rights of Participants and their beneficiaries against Sponsor. Any assets held by the Trust will be subject to the claims of Sponsor’s general creditors under federal and state law in the event of Insolvency. For federal tax purposes, Sponsor is the owner of the Trust assets.

3.Non-Assignment; Payments to Sponsor. Benefit payments to Participants and their beneficiaries under this Trust may not be anticipated, assigned (at law or in equity), alienated, pledged, encumbered, or subjected to attachment, garnishment, levy, execution, or other legal or equitable process. Notwithstanding anything in this Trust Agreement to the contrary, Sponsor can direct Trustee to disburse monies pursuant to a DRO in accordance with the provisions hereof. Except as provided under this Trust Agreement, Sponsor shall have no right to retain or divert to others any Trust assets before all payments of benefits have been made to Participants pursuant to the terms of the Plan. Sponsor may direct Trustee in writing to pay over to Sponsor or to direct Trustee to pay expenses of Plan administration with any amount in excess of the amount needed to pay all of the benefits accrued under the Plan as of the date of such payment.

4.Investment of Trust. Trustee shall be responsible for providing services under this Trust Agreement solely with respect to those investment options set forth in Attachment A to the DC Terms Schedule, which have been designated by Sponsor in its sole discretion. Although Sponsor retains sole discretion as to the notional investment options available to Participants under the Plan, Trustee shall not, absent its written consent, be required to provide services with respect to other investment options that Sponsor seeks to add to the Trust. All obligations of Trustee hereunder (including all services to be performed by Trustee)

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shall be performed solely with respect to the investment options set forth herein, and no other investments that may be held under a separate trust or insurance product with respect to the Plan shall be considered by Trustee in its performance of such obligations. Sponsor shall direct Trustee as to how to invest the Trust assets. In order to provide for the accumulation of assets comparable to the contractual liabilities accruing under the Plan, Sponsor may direct Trustee in writing to invest the assets held in the Trust to correspond to the Participants’ notional investment directions under the Plan, subject to the limitations provided in this Article 4.

5.Sponsor Direction; Trustee Powers. Sponsor hereby directs Trustee to exercise the following powers and authority in Trustee's role as directed trustee as necessary to carry out its responsibilities under this Trust Agreement:

a.Subject to the ongoing direction of Sponsor (as described herein), sell, exchange, convey, transfer, or otherwise dispose of any property held in the Trust, by private contract or at public auction.

b.Cause securities or other property held as part of the Trust to be (i) registered in Trustee's own name, in the name of one or more of its nominees, or in Trustee's account with the Depository Trust Company of New York, or (ii) held in bearer form, but the books and records of Trustee shall at all times show that all such investments are part of the Trust.

c.Keep that portion of the Trust in cash or cash balances as the Named Fiduciary or Administrator may, from time to time, deem to be in the best interest of the Trust.

d.Make, execute, acknowledge, and deliver any and all documents of transfer or conveyance in order to carry out the powers herein granted.

e.Borrow funds from a bank not affiliated with Trustee in order to provide sufficient liquidity to process Plan transactions in a timely fashion where Sponsor or Named Fiduciary directs that investments requiring such liquidity be held in the Trust; provided that the cost of such borrowing shall be allocated in a reasonable fashion to the investment fund(s) in need of liquidity. Sponsor acknowledges that it has received the disclosure on Trustee’s line of credit program and credit allocation policy prior to executing this Trust Agreement if applicable.

f.In accordance with this paragraph, (i) settle, compromise, or submit to arbitration any claims, debts, or damages due to or arising from the Trust, (ii) commence or defend suits or legal or administrative proceedings, (iii) represent the Trust in all suits and legal and administrative hearings, and (iv) pay all reasonable expenses arising from any such action from the Trust if not paid by Sponsor. Trustee shall take action on behalf of the Trust with respect to any claim or dispute relating to the Trust only upon the written Direction of the relevant fiduciary (which, for this purpose, shall be the fiduciary designated in writing by the Named Fiduciary for such purpose, and in the absence of such designation, shall be the Named Fiduciary). In the absence of such a Direction, Trustee shall have (i) no authority to take action with respect to such claim or dispute even as to ministerial, nondiscretionary acts (for example, without limitation, the execution and delivery on behalf of the Trust of forms, pleadings, agreements, or other documents in connection with (A) the commencement, prosecution, or defense of a claim or dispute in litigation, arbitration, or other proceedings, (B) the settlement or compromise of a claim or dispute, or (C) the joining or opting out from a class action), (ii) no duty to request that Sponsor provide a Direction or to question any Direction of Sponsor in connection with any such claim or dispute, and (iii) no duty to act upon, consider, or respond to demands by Participants or anyone other than the Sponsor in connection with any claim or dispute.

g.Employ legal, accounting, clerical, and other assistance as may be required in carrying out the provisions of this Trust Agreement and pay their reasonable expenses and compensation from the Trust if not paid by Sponsor.

h.Do all other acts, although not specifically mentioned herein, as Trustee may deem necessary to carry out any of the foregoing Directions or responsibilities under this Trust Agreement seeking further Direction or instruction from Sponsor or other appropriate fiduciary where, and to the extent, Trustee is required as a directed trustee to do so.

Notwithstanding any powers granted to Trustee pursuant to this Trust Agreement or applicable law, Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of Section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Code.

6.Services to Be Performed.

a.Accounts. Trustee shall keep accurate accounts of all investments, receipts, disbursements, and other transactions hereunder, and shall report the value of the assets held in the Trust as of each Reporting Date. Within 30 days following each Reporting Date or within 60 days in the case of a Reporting Date caused by the resignation or removal of Trustee, or the termination of this Trust Agreement, Trustee shall file with the Administrator a written account setting forth (i) all investments, receipts, disbursements, and other transactions effected by Trustee between the Reporting Date and the prior Reporting Date, and (ii) the value of the Trust as of the Reporting Date. Except as otherwise required under applicable law, upon the expiration of 6 months from the date of filing such account, Trustee shall have no liability or further accountability with respect to the propriety of its acts or transactions shown in such account, except with respect to such acts or transactions

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as to which a written objection shall have been filed with Trustee within such 6-month period. Trustee shall not be responsible to monitor, recommend or compel Sponsor to make contributions to the Trust on behalf of any Participant, nor shall Trustee have any duty to question the directions of Sponsor regarding the designation of the type of contribution or determine whether such type is appropriate.

7.Expenses. All expenses of Trustee relating directly to the acquisition and disposition of investments constituting part of the Trust, and all taxes of any kind whatsoever that may be levied or assessed under existing or future laws upon or in respect of the Trust or the income thereof, shall be a charge against and paid from the Trust assets.

8.Resignation or Removal of Trustee.

a.Duration. This Trust shall continue in effect without limit as to time, subject, however, to the provisions hereof relating to amendment, modification, and termination of this Trust Agreement.

b.Resignation and Removal. Trustee may resign, and Sponsor may remove Trustee, in either case by terminating this Trust Agreement upon at least 180 days’ prior written notice to the other; provided, however, that the receiving party may agree, in writing, to a shorter notice period. If, by the termination date, Sponsor has not notified Trustee in writing as to the individual or entity to which the assets and cash are to be transferred and delivered, Trustee may bring an appropriate action or proceeding for leave to deposit the assets and cash in a court of competent jurisdiction. Sponsor shall reimburse Trustee for all costs and expenses of the action or proceeding including, without limitation, reasonable attorneys' fees and disbursements.

c.Successor Trustee. Any successor to Trustee, either through sale or transfer of the business or trust department of Trustee, or through reorganization, consolidation, or merger, or any similar transaction of Trustee, shall, upon consummation of the transaction, become the successor trustee under this Trust Agreement.

9.Insolvency of Sponsor. Trustee shall cease disbursing funds for benefit payments to Participants if it becomes aware that Sponsor is Insolvent. At all times during the continuance of this Trust, the principal and income of the Trust shall be subject to claims of general creditors of Sponsor under federal and state law as set forth below. The board of directors and the chief executive officer of Sponsor shall have the duty to inform Trustee in writing of Sponsor's Insolvency. If a person claiming to be a creditor of Sponsor alleges in writing to Trustee that Sponsor has become Insolvent, Trustee shall determine whether Sponsor is Insolvent and, pending such determination, Trustee shall discontinue disbursements for payment of benefits to Participants. Unless Trustee has actual knowledge of Sponsor's Insolvency, or has received notice from Sponsor or a person claiming to be a creditor alleging that Sponsor is Insolvent, Trustee shall have no duty to inquire whether Sponsor is Insolvent. Trustee may in all events rely on such evidence concerning Sponsor's solvency as may be furnished to Trustee and that provides Trustee with a reasonable basis for making a determination concerning Sponsor's solvency.

If at any time Trustee has determined that Sponsor is Insolvent, Trustee shall discontinue disbursements for payments to Participants and shall hold the assets of the Trust for the benefit of Sponsor's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Participants to pursue their rights as general creditors of Sponsor with respect to benefits due under the Plan or otherwise. Trustee shall resume disbursing benefit payments to Participants in accordance with this Trust Agreement only after Trustee has determined that Sponsor is not Insolvent (or is no longer Insolvent).

Provided that there are sufficient assets, if Trustee discontinues the payment of benefits from the Trust pursuant to the above and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Participants under the terms of the Plan for the period of such discontinuance, less the aggregate amount of any payments made to Participants by Sponsor in lieu of the payments provided for hereunder during any such period of discontinuance.

10.Inclusion of Additional Terms. Both Trustee and Sponsor agree to the Sections of the MSA pertinent to the Plan that are (i) under the headings of “Directions”, “Fees”, “Confidentiality”, “Data Conditions”, “Electronic Services”, “Disabling Codes”, “Intellectual Property”, “Audits”, “Indemnification”, “Warranties”, “General Compliance”, “Disputes”, “Modifications” “Mutuality of Drafting”, “Fidelity Not Insurer, Guarantor”, “Duty to Mitigate”, “No Waiver”, “Relationship of Parties”, “Notice”, “Severability”, “Entire Agreement”, “Taxes”, “Rules of Construction; Conflicts”, “Survival”, and “Force Majeure” in the body of the MSA, or (ii) included in the DC Terms Schedule to the MSA, as though such provisions were contained in this Trust Agreement, mutatis mutandis (including, without limitation, revising where appropriate references to “Fidelity” to refer to “Trustee”, references to “Client” to refer to “Sponsor”, and references to the MSA to refer to this Trust Agreement) except to the extent this Trust Agreement clearly provides otherwise. For purposes of clarity, where a particular provision (i) assigns to Fidelity a general obligation (such as the duty to protect Client’s Confidential Information), or (ii) limits or disclaims responsibility on the part of Fidelity, such duty, limitation or disclaimer shall be similarly applied to Trustee whereas the inclusion of any provision describing Fidelity’s responsibility for performing a particular service under the MSA should not be read as imposing a duplicative requirement that Trustee provide, or be responsible for, that same service. Similarly, duties and responsibilities assigned or reserved to Client under such sections shall be deemed to apply to Sponsor hereunder.

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11.Situs of Trust Assets. No assets of the Trust shall be located or transferred outside of the United States.

12.Governing Law/Document. This Trust Agreement is being made in the Commonwealth of Massachusetts, and the Trust shall be administered as a Massachusetts trust. The validity, construction, and effect of this Trust Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts (without regard to its conflicts-of-laws or choice-of-law provisions). Trustee is not a party to the Plan.

13.Electronic Signatures. In the event the Parties have agreed to utilize an electronic signature process, each Party represents that its electronic signature below is intended to authenticate this writing and to have the same force and effect as a manual signature.

14.Counterparts. This Trust Agreement may be executed in two or more counterparts, each of which will be deemed to be an original, but all of which together will constitute one agreement binding on the Parties.

By signing below, the parties agree to the terms of this Trust Agreement and the undersigned represent that they are authorized to execute this Trust Agreement on behalf of the respective parties.

Sponsor	Fidelity Management Trust Company
By:	By:
Name:	Name:
Title:	Title:
Date:	Date:

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Glossary

Core

“Affiliate” means any other person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, a referenced party.

“Assumptions” means the assumptions specified in the Fee Schedule.

“Auditors” means a third-party auditor either from a certified public accounting firm or as otherwise mutually agreed.

“Business Day” means each day the applicable stock exchange is open.

“Change Control Request” means a notice from a Party to the other Party that sets forth, in reasonable detail, a proposed change to this MSA (either for ongoing Services or for special projects).

“Confidential Information” means (i) all information (including Personal Data) that is identified as confidential or proprietary or reasonably should have been understood to be proprietary or confidential, and (ii) either Party’s technical, trade secret or business information, financial information, business or marketing strategies or plans, product development or customer information, including the terms of this MSA; in each case, disclosed by a Party or its representatives to the other Party before or after the Effective Date in connection with this MSA. “Confidential Information” does not include particular information the receiving Party can demonstrate (a) was, at the time of disclosure either already known to the receiving Party (and not subject to a pre-existing confidentiality agreement) or publicly known; (b) after disclosure, becomes publicly known through no fault of the receiving Party; (c) was separately received from a third party without confidentiality restrictions, (d) was independently developed by the receiving Party without use of the disclosing Party’s Confidential Information, or (e) is data (or a derivative thereof) in a form that is aggregated, de-identified, anonymized, encrypted or otherwise rendered unreadable or unrecognizable as Client’s, Plan’s, or Participants’ information.

“Content” means text, graphics, video, audio, or other materials, including Client’s Name, that Client provides to Fidelity.

“Contract Year” means the 12-month period beginning on the Effective Date and each subsequent 12-month period thereafter during the Term that commences on an anniversary of the Effective Date.

“Credentials” means sign-on data that authenticate an End User’s identity (for example, an account number and password).

“Directing Party” means any individual Client authorizes to act on its behalf in giving certain forms of Direction under the MSA. Client may specify different individuals authorized to give Directions on Client’s behalf versus other named entities, or for different Service Lines.

“Direction” means a Directing Party’s written instruction for Fidelity to act, or refrain from acting, in a particular manner in providing Services or special projects and shall include for this purpose the terms of the MSA.

“Direction Document” means a document, the terms of which are agreed to by the Parties, that sets forth ongoing Directions with respect to servicing of any Plan(s).

“Electronic Services” means communication and services Fidelity makes available to Client in connection with this MSA via electronic media.

“End User” means an individual who presents Credentials to sign-on to a website, system, or application.

“Fees” means fees payable to Fidelity specified in the Fee Schedule or elsewhere for Services and special projects.

“Force Majeure Events” means acts of God, civil or military authority, acts of terrorism, whether actual or threatened, quarantines, epidemics, acts of public enemy, war, natural disasters or catastrophes, strikes or other work stoppages, interruption of utilities or other necessary services or supplies or any other cause beyond the reasonable control of the Party.

“Information Systems” means Fidelity recordkeeping systems used to provide the Services specified under the MSA.

“Intellectual Property” means patents, trademarks, service marks, copyrights, trade secrets, systems, procedures, methods, know-how, materials, content, tools, hardware, software, documents, scripts, or code associated with the Services, or any portion thereof, Electronic Services, and Content; in each case provided by one Party (and each of their respective Affiliates, agents, subcontractors, vendors, assignees or delegees) to the other Party in connection with the provision of Services.

“IP Infringement Claim” means any third-party claim alleging any unmodified product or Service Fidelity provides and Client uses in a manner consistent with the terms of this MSA infringes any patent, trademark, copyright, trade secret, or other proprietary right of that third party.

“Name” means a Party’s name, trade names, trademarks, logos, service marks or trade dress.

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“NetBenefits®” means Fidelity NetBenefits® or its successor, the graphical windows-based application Fidelity makes available for Participant use that provides current Plan and Participant information including indicative data, account balances, activity, and history.

“PAM” or “Plan Administration Manual” means the document that sets forth in greater detail than this MSA the recordkeeping and related duties and procedures to be followed by Fidelity in providing Services to a Plan. The PAM is a form of Direction Document. This definition includes the Plan Administrative Discovery and Design Document from the implementation process until the full PAM can be generated and approved.

“Participant” means any employee, former employee or other individual specifically designated as, or otherwise fitting within the classification of, a “participant” as detailed by the Plan terms and included on the participant list Client provides to Fidelity.

“Personal Data” means an individual’s first and last name when coupled with other personal data, including compensation, benefits, tax, marital/family status and other similar information about Participants, that Fidelity may receive in performing Services.

“Plan” For the DC and DB Service Lines, “Plan” means each Plan separately identified in the List of Plans Schedule. For all other Service Lines (e.g., the HSA Service Line and H&W Service Line), “Plan” refers to the respective program selected on the Coversheet. Each reference to “Plan” applies to the Plan(s) to which the particular provision of this MSA is being applied or to all Plans as the context requires.

“Privacy Policy” means Fidelity’s privacy policy applicable to individuals, made available via Fidelity’s public website.

“PSW®” means Fidelity Plan Sponsor Webstation® or its successor, the graphical windows-based application Fidelity makes available for Client’s use that provides current Plan and Participant information including indicative data, account balances, activity, and history.

“Service Line” means each group of Services in a separate Services Schedule as of the Effective Date or by amendment. Each reference to “Service Line” applies to the Service Line(s) to which the particular provision of this MSA is being applied or to all Service Lines as the context requires (e.g., “DC Service Line,” “DB Service Line,” “H&W Service Line,” “HSA Service Line”).

“Services” means those services listed under all Services Schedules. Each reference to “Services” applies to the Service(s) to which the particular provision of this MSA is being applied or to all Services as the context requires (e.g., “DC Services,” “DB Services,” “H&W Services,” and “HSA Services”).

Defined Contribution

“Account” means an account established and maintained hereunder at a Client’s direction for receiving contributions under a Plan for the benefit of Participants, and any income, expenses, gains, or losses incurred thereon. If used in connection with any Plan listed on the List of Plans Schedule as a nonqualified defined contribution plan, this definition shall be read as referring to notional contributions, income, expense, gains and losses, as appropriate.

“Administrator” means the entity named on Schedule A as the administrator of a Plan (in accordance with section 3(16)(A) of ERISA, for any Plan subject to ERISA). Absent such designation, the Client shall be deemed to be the Administrator for all purposes hereof.

“Available Liquidity” means the amount of short-term investments held in a Stock Fund with respect to a DC Plan decreased by any outgoing cash for expenses then due including payables for loan principals and obligations for pending stock purchases, and increased by incoming cash (such as contributions, exchanges in) and to the extent credit is available and allocable to the Stock Fund, receivables for pending stock sales. (Not applicable for TEM)

“BrokerageLink” means Fidelity BrokerageLink®, a Participant-directed brokerage option offered under a DC Plan.

“BrokerageLink Core Position” means the money market fund, currently Fidelity Government Cash Reserves, that serves as a settlement vehicle for the purchases and sales of securities via BrokerageLink. All contributions directed to BrokerageLink and all additional BrokerageLink investments are first deposited in the BrokerageLink Core Position.

“BrokerageLink Default Fund” means the SPO investment option into which the transferred assets will be placed when Participants transfer assets from BrokerageLink to the SPO.

“Closed-End Fund (“CEF”)” shall mean an exchange-traded product that issues a fixed number of shares through an initial public offering (“IPO”), whose shares are traded intraday at either a discount or premium to the net asset value of the underlying portfolio, or any other investment with similar attributes that is classified as such on Fidelity’s platform.

“Closing” means the New York Stock Exchange’s (NYSE) normal closing time of 4:00 p.m. (ET), however, in the event the

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NYSE closes before such time or alters its closing time, all references to the NYSE closing time shall mean the actual or altered closing time of the NYSE.

“Closing Price” means either (1) the closing price of the stock on the principal national securities exchange on which the stock is traded or, in the case of stocks traded over the counter, the last sale price of the day; or (2) if (1) is unavailable, the latest available price as reported by the principal national securities exchange on which the stock is traded or, for an “over the counter” stock, the last bid price prior to the close of the NYSE.

“Code” means the Internal Revenue Code of 1986, as it has been or may be amended.

“Declaration of Separate Fund” means the declaration of separate fund for each fund of a Group Trust.

“Edelman Financial Engines” means Financial Engines Advisors LLC, a registered investment adviser, or its successors or assigns.

“Eligible Individual Account Plan” has the meaning set forth under Section 407(d)(3) of ERISA. (Not applicable for TEM)

“ERISA” means the Employee Retirement Income Security Act of 1974, as it has been or may be amended.

“Existing Investment Contracts” means each investment contract entered into before the Effective Date by a Sponsor (or any of its subsidiaries or affiliates) or any Plan trustee and specified on an Attachment to Schedule B (DC Terms).

“Fidelity Mutual Fund” means any investment company advised by Fidelity Management & Research Company or any of its affiliates.

“Fidelity Pre-Approved 401(a) Document” shall mean the pre-approved retirement plan document or documents filed by Fidelity with the IRS pursuant to Revenue Procedure 2017-41 and subsequent guidance and offered to Client solely in support of providing services to Client’s 401(a)/(k) Plan(s) under this MSA. Certain terms utilized within the MSA in describing services provided to the Client when the Client’s Plan is utilizing the Fidelity Pre-Approved 401(a) Document (such as Basic Plan Document, Adoption Agreement, Plan Superseding Provisions Addendum, Trust Superseding Provisions Addendum and Pre-Approved Plan Provider) shall have the same definition as provided in the Fidelity Pre-Approved 401(a) Document. With regard to any Plan indicated on the Schedule of Plans as utilizing the Fidelity Pre-Approved 401(a) Document, this MSA shall be considered for such Plan to be the Service Agreement described in the Fidelity Pre-Approved 401(a) Document.

“FIFO” means first in, first out. (Not applicable for TEM)

“Fixed Annuity Contract” means a group annuity contract issued by an insurance carrier. The investment generally guarantees principal and accumulated interest, based on either a fixed rate of return established by the insurance company or the investment returns of a portfolio of fixed-income products managed by the insurance company.

“FPRS” means the Fidelity Participant Recordkeeping System.

“Good Order” shall mean a state or condition acceptable to Fidelity in its sole discretion that Fidelity determines is reasonably necessary for accurate execution of the intended transaction or activity.

“Group Trust” means a group trust for retirement plans that is established and maintained pursuant to IRS Revenue Ruling 81-100 and subsequent IRS guidance.

“Ineligible Securities” shall mean any security or security type that Fidelity or the Client has identified as being restricted from purchase or holding in BrokerageLink.

“Insolvency” or “Insolvent” with respect to a party means that the party (i) is unable to pay its debts as they become due, or (ii) is subject to a pending proceeding as a debtor under the United States Bankruptcy Code (or if not subject to the United States Bankruptcy Code, the entity is placed into receivership, conservatorship or similar status by its chartering or primary regulatory agency).

“Investment Contracts” means guaranteed investment contracts, structured or synthetic investment contracts, or any similar stable value products.

“Investment Management Agreement” means the investment management agreement executed by and between the Client, Strategic Advisers LLC, and Fidelity Personal and Workplace Advisors LLC in connection with Personalized Planning & Advice.

“Investment Manager” has the meaning set forth under Section 3(38) of ERISA.

“Investment Services” means any guidance or assistance provided by Fidelity to the Client through any medium and that includes any analysis recommendation or ranking of investment options or that in any way discusses the attributes of investments for use in a defined contribution retirement plan.

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“LIFO” means last in, first out.

“Losses” means any and all loss, damage, penalty, liability, cost and expense, including without limitation, reasonable attorney’s fees and disbursements.

“Managed Assets” means those assets held in or contributed to the individual Plan Accounts of: (i) with respect to Personalized Planning & Advice, eligible Participants from whom Fidelity or its agent has received in Good Order an election to participate in the Personalized Planning & Advice, and whose participation has not been terminated in accordance with the rules thereof (excluding Sponsor Stock), (ii) with respect to Professional Management services, eligible Participants with respect to whom Fidelity or its agent has received notice from Edelman Financial Engines of the Participant’s election to participate in the Professional Management service (or, in the case of auto enrollment those enrolled who have not opted out of the service), and whose participation has not been terminated in accordance with the rules thereof, or (iii) with respect to Model Portfolio Recordkeeping Services, Participants who have enrolled in the Model Portfolio Service but not including Participant assets invested in Sponsor Stock, self-directed brokerage, any Sponsor-directed source, or FMTC or Fidelity Advisor stable value commingled pools. If used in connection with any Plan listed on Schedule A as a nonqualified defined contribution plan, this definition shall be read as referring to notional assets, as appropriate.

“Market Close” means the New York Stock Exchange’s (NYSE) normal closing time of 4:00 p.m. (ET), however, in the event the NYSE closes before such time or alters its closing time, all references to the NYSE closing time shall mean the actual or altered closing time of the NYSE.

“MP Service” means the Model Portfolio Recordkeeping Service offered under the Plan.

“Mutual Fund” refers both to Fidelity Mutual Funds and Non-Fidelity Mutual Funds.

“Named Fiduciary” (i) with respect to any Plan subject to the fiduciary duty provisions of ERISA, shall mean a fiduciary who is named in the Plan document, or who, pursuant to a procedure specified in the Plan, is identified as a fiduciary (A) by a person who is an employer or employee organization with respect to the Plan, or (B) by such an employer and such an employee organization acting jointly, and (ii) with respect to any Plan not subject to the fiduciary duty provisions of ERISA, shall mean the Client, Sponsor or the Employer, as applicable, for the purpose of assuming the responsibilities reserved to the Named Fiduciary under this MSA.

“NAV” means Net Asset Value.

“Non-Fidelity Mutual Fund” means certain investment companies not advised by Fidelity Management & Research Company or any of its affiliates.

“Participant BrokerageLink Account” means a Participant BrokerageLink Account established in connection with self-directed brokerage services under a DC Plan.

“Participant Recordkeeping Reconciliation Period” means the period beginning on the date of a transfer of the Plan’s records (and, if applicable, assets) to Fidelity and ending on the date of the completion of the reconciliation of Participant records.

“Participation Agreement” means the participation agreement for a Group Trust.

“Permissible Investment Options” means those investment options that are available for investment through the MP Service.

“Personalized Planning & Advice” Personalized Planning & Advice means Fidelity® Personalized Planning & Advice at Work, an investment management service provided by Fidelity Personal and Workplace Advisors LLC (“FPWA”) and Strategic Advisers LLC (“Strategic Advisers”), each affiliates of Fidelity, and registered investment advisers, in accordance with the Investment Management Agreement, to eligible Participants who elect Personalized Planning & Advice.

“Phantom Funds” means the hypothetical investment option(s) described in an Attachment to Schedule B (DC Terms and Conditions) with respect to any Plan.

“Professional Management Service” means a discretionary investment management service provided by Edelman Financial Engines, in accordance with a financial services agreement between the Named Fiduciary and Edelman Financial Engines, to eligible Participants who elect to participate in the service.

“Qualified Domestic Relations Order” (or “QDRO”) has the meaning ascribed to such term under Section 414(p) of the Code and, if applicable, under Section 206(d) of ERISA.

“Qualifying Employer Securities” has the meaning set forth under Section 407(d)(5) of ERISA. (Not applicable for TEM)

“Reporting Date” means the last day of each fiscal quarter of a Plan and, if not on the last day of a fiscal quarter, the date as of which the trustee or custodian, as applicable, resigns or is removed pursuant to the terms of the Trust Agreement or the Group Custodial Account Agreement, as applicable.

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“Rollover Contribution” means the rollover of all or any portion of an eligible rollover distribution from an Eligible Retirement Plan to an Account pursuant to the rollover provisions of the Code, regulations and IRS guidance and subject to the provisions of the Client’s Plan, if any.

“SAR” means Summary Annual Report.

“Specified Hierarchy” means the Stock Fund processing order in Schedule B (DC Terms) that gives precedence to distributions, loans (if applicable) and withdrawals, and otherwise on a FIFO basis. (Not applicable for TEM)

“SPO” means the Standard Plan Options that are the basic non-brokerage investment options available in a DC Plan.

“Sponsor” shall mean, with respect to any Plan, the entity that has assumed the responsibility of the Sponsor under this MSA and which has been designated as such on the List of Plans Schedule (or, absent such designation, the Client). With respect to any ERISA Plan, Fidelity shall be entitled to rely on such Client representation that such entity is the Sponsor of such Plan as defined under Section 3(16)(B) of ERISA.

“Sponsor Stock” means the common stock of the Sponsor of a Plan, such other publicly-traded stock of the Sponsor, or such other publicly-traded stock of the Sponsor’s affiliates and meets the requirements of Section 407(d)(5) of ERISA, if applicable, with respect to the Plan. (Not applicable for TEM)

“Stock Fund” means the investment option consisting of Sponsor Stock and, if applicable, cash or short-term liquid investments. (Not applicable for TEM)

“Strategic Advisers” means Strategic Advisers, LLC, an affiliate of Fidelity, and a registered investment adviser, or its successors or assigns.

“Variable Annuity Contract” means a group annuity contract issued by an insurance carrier. The rate(s) of return for the investment will vary based on the performance of the investment choice(s) available through the variable annuity and could lose value.

“VRS” means Voice Response System.

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